UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2023

JASPER THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39138	84-2984849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Bridge Pkwy Suite #102
Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 549-1400

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Voting Common Stock, par value $0.0001 per share	JSPR	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Voting Common Stock at an exercise price of $11.50	JSPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2023, the Compensation Committee of the Board of Directors of Jasper Therapeutics, Inc. (the “Company”) approved an amendment and restatement of the Jasper Therapeutics, Inc. 2022 Inducement Equity Incentive Plan (the “Plan”) solely to increase the maximum number of shares of the Company’s voting common stock, $0.0001 par value per share (the “Common Stock”), available for grant thereunder by 2,500,000 shares of Common Stock to an aggregate of 5,500,000 shares of Common Stock.

The amendment and restatement of the Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. Other than the increase to the number of shares of Common Stock available for grant under the Plan, there were no changes to the Plan. The amended and restated Plan continues to provide for the grant of equity-based awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares solely to prospective employees of the Company or an affiliate of the Company provided that certain criteria are met. Awards under the amended and restated Plan may only be granted to an individual, as a material inducement to such individual to enter into employment with the Company or an affiliate of the Company, who (i) has not previously been an employee or director of the Company or (ii) is rehired following a bona fide period of non-employment with the Company.

The foregoing description of the amended and restated Plan does not purport to be a complete description and is qualified in its entirety by reference to the full text of the amended and restated Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2023, the Company held its 2023 Annual Meeting of Stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to reflect new Delaware law provisions regarding officer exculpation (the “Amendment”). A description of the Amendment is provided in “Proposal No. 3 – Approval of the Amendment to our Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation” of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2023 (the “Proxy Statement”), which description and text are incorporated herein by reference.

The Amendment became effective upon the Company’s filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on June 8, 2023 (the “Certificate of Amendment”).

The foregoing description of the terms of the Amendment and the description incorporated by reference from the Proxy Statement do not purport to be complete and are qualified in their entireties by reference to the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 7, 2023, the Company held the Meeting. At the Meeting, a total of 91,903,816 shares of the Company’s voting common stock, or approximately 83% of the 110,283,384 shares of the Company’s voting common stock issued and outstanding as of April 14, 2023, the record date for the Meeting, were represented virtually or by proxy.

At the Meeting, the Company’s stockholders considered three proposals, each of which is described in more detail in the Proxy Statement.

Set forth below is a brief description of each proposal voted upon at the Meeting and the voting results with respect to each proposal.

Proposal No. 1: To elect two Class II directors to serve until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Anna French, D. Phil.	69,570,975	11,493,179	10,839,662
Judith Shizuru, M.D., Ph.D.	72,204,829	8,859,325	10,839,662

Proposal No. 2: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2023.

Votes For	Votes Against	Abstentions
91,856,308	37,101	10,407

Proposal No. 3: To approve an amendment to the Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,923,961	7,116,389	23,804	10,839,662

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, dated June 8, 2023.
10.1	Jasper Therapeutics, Inc. Amended and Restated 2022 Inducement Equity Incentive Plan.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASPER THERAPEUTICS, INC.

Date: June 8, 2023	By:	/s/ Jeet Mahal
		Name:	Jeet Mahal
		Title:	Chief Operating Officer and Chief Financial Officer

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